Consent of Independent Auditors


We consent to the inclusion in the Annual Report (Form 10-K) and to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan of Canada Southern Petroleum Ltd. of our report dated March 18, 1999, with respect to the consolidated financial statements of Canada Southern Petroleum Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.





                                             /s/ Ernst & Young LLP
                                             Chartered Accountants

Calgary, Canada
March 30, 1999